EXHIBIT 5


                           SCHIFINO & FLEISCHER, P.A.
                                ATTORNEYS AT LAW

WILLIAM J. SCHIFINO       TELEPHONE: (813)223-1535       ONE TAMPA CITY CENTER
FRANK N. FLEISCHER        TELECOPIER: (813)223-3070    201 NORTH FRANKLIN STREET
 LINA ANGELICI            INTERNET: sf2700@aol.com            SUITE 2700
AMY LETTELLEIR                                           TAMPA, FLORIDA 33602


                                December 28, 1999

Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC 20549

 Re:     Tech Data Corporation 401(k) Savings Plan
         Registration Statement on Form S-8

Ladies and Gentlemen:

         We have represented Tech Data Corporation (the "Company") in connection with the Company's Registration Statement on Form S-8 (the "S-8 Registration Statement") relating to the proposed public offering by the Company (the "Offering") of up to 500,000 shares of the Company's Common Stock under the Company's 401(k) Savings Plan ("the Plan"). This opinion is being provided as
Exhibit 5 to the S-8 Registration Statement.

         In our capacity as counsel to the Company in connection with the Registration Statement and the Offering, we have examined and are familiar with:
(1) the Company's Articles of Incorporation and bylaws, as currently in effect,
(2) the Plan, (3) the S-8 Registration Statement and (4) such other corporate records and documents and instruments as in our opinion are necessary or relevant as the basis for the opinions expressed below.

         As to various questions of fact material to our opinion, we have relied without independent investigation on statements or certificates of officials and representatives of the Company, the Department of State of the State of Florida and others. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other exact copies.

         We express no opinion as to the law of any jurisdiction other than of the State of Florida and the Federal laws of the United States of America.

         Based upon and in reliance on the foregoing, we are of the opinion that:

         1. The Company is a duly organized and existing corporation under the laws of the State of Florida and its status is active.

         2. The Plan has been duly and legally authorized by all required corporate action.

         3.       When the following events shall have occurred:

                  (1) the S-8 Registration Statement shall have become effective in accordance with the Securities Act of 1933, as amended; and

                  (2) the consideration specified in the Plan shall have been received;

the shares of Common Stock so offered and sold in the Offering will be duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company.

         This firm hereby consents to the filing of this opinion as an Exhibit to the S-8 Registration Statement.

                                               Very truly yours,

                                               SCHIFINO & FLEISCHER, P.A.



                                               /s/ LINA ANGELICI
                                               ---------------------------------
                                               Lina Angelici
                                               For the Association